                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only
    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant toss.240.14a-12

                             RESOURCE AMERICA, INC.
                     --------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1) Title of each class of securities to which transaction applies:

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   (2) Aggregate number of securities to which transaction applies:

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   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (5) Total fee paid:

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[ ] Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:
                                -----------------------------------
    (2) Form, Schedule or Registration Statement No.:
                                                      -------------
    (3) Filing Party:
                      ---------------------------------------------
    (4) Date Filed:
                    -----------------------------------------------

                             RESOURCE AMERICA, INC.
                    1845 Walnut Street Philadelphia, PA 19103

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 April 24, 2002


To the Stockholders of RESOURCE AMERICA, INC.:

         Notice is hereby given that the annual meeting of stockholders of RESOURCE AMERICA, INC., a Delaware corporation (the "Company"), will be held at The Racquet Club, 215 S. 16th Street, Philadelphia, Pennsylvania, on Wednesday, April 24, 2002, at 9:00 a.m. (the "Meeting"), for the following purposes:

         1. To elect three directors to serve three-year terms expiring at the annual meeting of stockholders in 2005.

         2. To approve a proposal to adopt the Resource America, Inc. 2002 Key Employee Stock Option Plan.

         3. To approve a proposal to adopt the Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan.

         4. To transact such other business as may properly be brought before the Meeting and any adjournment thereof.

         Only stockholders of record on the books of the Company at the close of business on March 1, 2002, will be entitled to notice of and to vote at the Meeting or any adjournment thereof. A list of stockholders entitled to vote at the Meeting will be available for inspection at the Meeting and for 10 days prior to the Meeting at the offices of the Company, at 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103. The stock transfer books will not be closed.

         STOCKHOLDERS CAN HELP AVOID THE NECESSITY AND EXPENSE OF SENDING FOLLOW-UP LETTERS TO ASSURE A QUORUM BY PROMPTLY RETURNING THE ENCLOSED PROXY. THE ENCLOSED ADDRESSED ENVELOPE REQUIRES NO POSTAGE AND YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE. ONLY STOCKHOLDERS AS OF MARCH 1, 2002 OR THEIR DULY AUTHORIZED REPRESENTATIVES OR PROXIES ARE INVITED TO ATTEND THE MEETING. IF YOU PLAN TO ATTEND YOU NEED TO BRING A FORM OF PERSONAL IDENTIFICATION WITH YOU. IF YOUR STOCK IS HELD OF RECORD BY A BANK, BROKER OR OTHER NOMINEE, YOU ALSO NEED TO BRING AN ACCOUNT STATEMENT INDICATING THAT YOU OWN THE SHARES AS OF THE RECORD DATE, OR A LETTER FROM THE RECORD HOLDER INDICATING THAT YOU OWN THE SHARES AS OF THE RECORD DATE, AND IF YOU WISH TO VOTE AT THE MEETING YOU MUST FIRST OBTAIN FROM THE RECORD HOLDER A PROXY ISSUED IN YOUR NAME.

                                       By order of the Board of Directors,



                                       Michael S. Yecies, Secretary
                                       March 14, 2002

                             RESOURCE AMERICA, INC.
             1845 Walnut Street                Philadelphia, PA  19103

                  --------------------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS

                  --------------------------------------------

                                     GENERAL

Introduction

         The annual meeting of stockholders of Resource America, Inc. (the "Company") will be held on April 24, 2002, at 9:00 a.m. (the "Meeting") at The Racquet Club, 215 S. 16th Street, Philadelphia, Pennsylvania, 19102 for the purposes set forth in the accompanying notice. Only stockholders of record at the close of business on March 1, 2002, will be entitled to notice of and to vote at the Meeting.

         This statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies from holders of its common stock to be used at the Meeting, and at any and all adjournments thereof. Proxies in the accompanying form, properly executed and returned to the Company, and not revoked, will be voted at the Meeting and any and all adjournments thereof.

         This proxy statement and the accompanying form of proxy are being sent on or about March 14, 2002, to stockholders of record as of March 1, 2002.

Revocation of Proxy

         If a proxy in the accompanying form is executed and returned, it may nevertheless be revoked at any time prior to its exercise by giving written notice of revocation to the Secretary of the Company at its Philadelphia address stated herein, by submitting a later dated proxy or by attending the Meeting and voting in person.

Expenses and Manner of Solicitation

         The cost of soliciting proxies for the Meeting, including the cost of preparing, assembling and mailing this Proxy Statement and the accompanying form of proxy will be borne by the Company. Proxies may be solicited by directors, officers, and regular employees of the Company either personally, by letter, or by telephone. No director, officer, or employee who solicits proxies will be specially compensated for soliciting such proxies. The Company expects to reimburse banks, brokers, and other persons for their reasonable out-of-pocket expenses in handling proxy materials for beneficial owners of the Company's common stock.

                              VOTING AT THE MEETING

         Only stockholders of record at the close of business on March 1, 2002, will be entitled to vote at the Meeting. As of December 7, 2001, the Company had 17,455,064 shares of common stock outstanding. At the Meeting, the holders of common stock will be entitled to one vote per share on each matter of business properly brought before the Meeting.

         The presence in person or by proxy of holders of the Company's outstanding common stock representing not less than a majority of the outstanding shares of common stock will constitute a quorum. The affirmative vote of a plurality of the shares represented at the Meeting, in person or by proxy, will be necessary for the election of directors. Approval of the Resource America, Inc. 2002 Key Employee Stock Option Plan (the "2002 Key Employee Option Plan"), the Resource America, Inc. 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "2002 Non-Employee Director Plan"), and all other business properly brought before the Meeting will require a favorable vote of a majority of the shares represented at the Meeting, in person or by proxy.

         Abstentions may be specified on the election of each of the nominated directors, on the adoption of the 2002 Key Employee Option Plan, on the adoption of the 2002 Non-Employee Director Plan and on any other properly presented business and will be considered present for purposes of determining the presence of a quorum. Abstentions, including broker non-votes, with respect to shares present at the Meeting, in person or by proxy, will have no effect on any such matter. Any proxy not specifying to the contrary will be voted FOR the election of the specified directors, FOR adoption of the 2002 Key Employee Option Plan and FOR adoption of the 2002 Non-Employee Director Plan.

         Brokers that are member firms of the New York Stock Exchange and who hold shares in street name for customers generally have the discretion to vote those shares with respect to certain matters, including the election of directors, if they have not received instructions from the beneficial owners. Brokers will have such discretionary authority with respect to the proposals to adopt the 2002 Key Employee Option Plan and 2002 Non-Employee Director Plan. A failure by brokers to vote shares held by them in nominee name will mean that such shares will not be counted for the purposes of establishing a quorum and will not be voted.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the number and percentage of shares of common stock owned, as of December 7, 2001, by (a) each person who, to the knowledge of the Company, is the beneficial owner of 5% or more of the outstanding shares of common stock, (b) each of the Company's present directors,
(c) each of the Company's executive officers, and (d) all of the Company's present executive officers and directors as a group. This information is reported in accordance with the beneficial ownership rules of the Securities and Exchange Commission under which a person is deemed to be the beneficial owner of a security if that person has or shares voting power or investment power with respect to such security or has the right to acquire such ownership within 60 days. Shares of common stock issuable pursuant to options or warrants are deemed to be outstanding for purposes of computing the percentage of the person or group holding such options or warrants but are not deemed to be outstanding for purposes of computing the percentage of any other person.

                                                                                             Common Stock
                                                                      ------------------------------------------------------
                                                                      Amount and Nature of                      Percent of
Beneficial Owner                                                      Beneficial Ownership                         Class
- ----------------                                                      --------------------                      ------------
Directors(1)
- ---------
Carlos C. Campbell................................................          480                                     *
D. Gideon Cohen...................................................      296,629 (3)(5)(6)(7)                        1.68%
Edward E. Cohen...................................................    1,549,368 (3)(4)(5)(6)(8)(9)                  8.73%
Andrew M. Lubin...................................................          840                                     *
P. Sherrill Neff..................................................            0                                     *
Scott F. Schaeffer................................................      264,273 (3)(10)                             1.51%
Alan D. Schreiber.................................................       16,110                                     *
John S. White.....................................................        1,000                                     *

Executive Officers(1)
- ------------------
David E. Bloom....................................................            0                                     *
Jonathan Z. Cohen.................................................      216,614 (3)(4)(6)(7)                        1.23%
Steven J. Kessler.................................................       82,932 (3)(4)(5)(6)                        *
Freddie M. Kotek..................................................      104,813 (2)(4)(5)(6)                        *
Nancy J. McGurk...................................................       87,376 (2)(4)(5)(6)                        *
Michael L. Staines................................................       70,305 (2)(4)(5)(6)                        *
All present executive officers and directors as
   a group (14 persons)...........................................    2,598,240 (2)(3)(4)(5)(6)(8)(9)(10)          14.11%

Other Owners of 5% or
More of Outstanding Shares
- --------------------------
Cobalt Capital Management, Inc.(11)...............................    1,253,100                                    7.17%
Dimensional Fund Advisors Inc.(12)................................    1,662,871                                    9.52%
Thomson Horstmann & Bryant, Inc.(13)..............................      913,643                                    5.23%
Wellington Management Company, LLP(14)............................    1,578,580                                    9.04%
James C. Eigel(15)................................................      982,799                                    5.63%

- ---------
* Less than 1%

(1) The address for each director and executive officer is 1845 Walnut Street, 10th Floor, Philadelphia, Pennsylvania 19103.

(2) Includes shares issuable on exercise of options granted under the Company's 1989 Key Employee Stock Option Plan in the following amounts: Mr. Kotek - 29,495 shares; Ms. McGurk - 33,708 shares; and Mr. Staines - 42,135 shares.

(3) Includes shares issuable on exercise of options granted under the Company's 1997 Key Employee Stock Option Plan in the following amounts: Mr. D. Cohen
     - 216,615 shares; Mr. E. Cohen - 168,750 shares; Mr. J. Cohen - 45,971 shares; Mr. Kessler - 56,250 shares; and Mr. Schaeffer - 90,000 shares.

(4) Includes shares issuable on exercise of options granted under the Company's 1999 Key Employee Stock Option Plan in the following amounts: Mr. E. Cohen
     - 125,000 shares; Mr. J. Cohen - 112,778 shares; Mr. Kessler - 20,000 shares; Mr. Kotek - 12,500 shares; Ms. McGurk - 7,500 shares; and Mr. Staines - 3,750 shares.

(5) Includes shares allocated under the Company's 1989 Employee Stock Ownership Plan in the following amounts: Mr. E. Cohen - 60,490 shares; Mr. Kessler - 28 shares; Mr. Kotek - 15,732 shares; Ms. McGurk - 10,141 shares; and Mr. Staines - 22,688 shares, as to which each has voting power.

(6) Includes shares allocated under the Company's Investment Savings Plan (the "401(k) Plan") in the following amounts: Mr. D. Cohen - 56 shares; Mr. E. Cohen - 14,175 shares; Mr. J. Cohen - 6,615 shares; Mr. Kessler - 6,654 shares; Mr. Kotek - 12,603 shares; Ms. McGurk - 18,173 shares; and Mr. Staines - 1,732 shares, as to which each has voting power.

(7)  Includes 46,250 shares held in a trust of which both Messrs. D. Cohen and
     J. Cohen are co-trustees and co-beneficiaries.

(8) Includes 349,516 shares held by a private charitable foundation, of which Mr. E. Cohen serves as a co-trustee. Mr. E. Cohen disclaims beneficial ownership of these shares.

(9) Includes 92,500 shares held in trusts for the benefit of Mr. E. Cohen's spouse and/or children. Mr. E. Cohen disclaims beneficial ownership of these shares.

(10) Includes 27,422 shares held in Mr. Schaeffer's individual retirement account.

(11) This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on February 14, 2001. The address for Cobalt Capital Management, Inc. is 237 Park Avenue, Suite 801, New York, New York 10017.

(12) This information is based on Schedule 13G filed with the United States Securities and Exchange Commission on February 2, 2001. Dimensional Fund Advisors Inc. ("Dimensional"), an investment advisor registered under
     Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other commingled group trusts and separate accounts. These investment companies, trusts and accounts are the "Funds". In its role as investment advisor or manager, Dimensional possesses voting and/or investment power over 1,662,871 shares of the Company's common stock as of December 31, 2000. The Funds own all of these securities. Dimensional disclaims beneficial ownership of such securities. The address for Dimensional Fund Advisors Inc. is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.

(13) This information is based on Schedule 13G filed with the United States Securities and Exchange Commission on February 7, 2001. Includes 473,486 shares as to which sole voting power is claimed, 23,880 shares as to which shared voting power is claimed and 913,643 shares as to which sole dispositive power is claimed. The address for Thomson Horstmann & Bryant, Inc. is Park 80 West, Plaza Two, Saddle Brook, New Jersey 07663.

(14) This information is based on Schedule 13G/A filed with the United States Securities and Exchange Commission on February 13, 2001. Includes 452,457 shares as to which shared voting power is claimed and 1,578,580 shares as to which shared dispositive power is claimed. The address for Wellington Management Company, LLP is 75 State Street, Boston, Massachusetts 02109.

(15) This information is based on Schedule 13G filed with the United States Securities and Exchange Commission on February 9, 2001. Includes shares held by nominees. Mr. Eigel's address is 1201 Edgecliff Place, Cincinnati, Ohio 45206.

                        PROPOSAL 1. ELECTION OF DIRECTORS
Directors

         The Board of Directors is divided into three classes with directors in each class serving three-year terms. The terms of directors in the Class of 2002 expire at the annual meeting of stockholders to which this proxy statement relates. The Nominating Committee of the Board of Directors has nominated Carlos
C. Campbell, Edward E. Cohen and Scott F. Schaeffer for re-election as directors in the Class of 2005.

         The persons named in the enclosed proxy intend, in the absence of a contrary direction, to vote for Messrs. Campbell, Cohen and Schaeffer as directors of the Company in the Class of 2005, for three-year terms expiring at the 2005 annual meeting of stockholders, or until their successors are elected or appointed. Should any nominee become unable or refuse to accept nomination or election as a director in the Class of 2005, it is intended that the persons named as proxies will vote for the election of such other person as the Nominating Committee of the Board of Directors may recommend. The Board of Directors knows of no reason why any of the nominees might be unable or refuse to accept nomination or election.

         Information is set forth below regarding the principal occupation of each nominee and each of the other directors of the Company. There are no family relationships among the nominees and directors of the Company except that D. Gideon Cohen, a director of the Company, is a son of Edward E. Cohen, Chairman of the Board of Directors, Chief Executive Officer and President of the Company.

Names of Directors, Principal                                                  Year in Which Service        Term to Expire
Occupation and Other Information                                                 As Director Began         At Annual Meeting
- --------------------------------                                                 -----------------         -----------------
Nominees whose terms will expire in 2005 are:

Carlos C. Campbell,  64, President of C.C.Campbell and Company (a management consulting  firm) since 1985.  Director of PICO  Holdings,  Inc. (a publicly
traded diversified holding company) since 1998.                                         1990                     2002

Edward E. Cohen, 63, Chairman of the Board of the Company since 1990, Chief
Executive Officer of the Company since 1988 and President of the Company since
2000. Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC (a
wholly owned subsidiary of the Company that is the general partner of a publicly traded limited partnership that owns and operates natural gas pipelines) since its formation in 1999. Director of TRM Corporation (a publicly traded consumer services company) since 1998. Chairman of the Board of Brandywine Construction &
Management, Inc. (a property management company) since 1994. Mr. Cohen is the
father of D. Gideon Cohen and Jonathan Z. Cohen.                                        1988                     2002

Scott F. Schaeffer, 39, President and Chief Operating Officer of RAIT Investment
Trust (a publicly traded real estate investment trust) since 2000. Prior thereto, Vice Chairman of the Board of the Company from 1998
to 2000.  Executive Vice President of the Company from 1997 to 1998.                    1997                     2002

Directors other than current nominees who serve for the terms indicated:

D. Gideon Cohen, 32, Chairman of the Board of Directors of TheBancorp.com (a
private internet bank) since 2000. Chief Executive Officer of TheBancorp.com from 1999 to 2000. President and Chief Operating Officer of the Company from
1998 to 2000. Executive Vice President of the Company from 1997 to 1998. Senior
Vice President of the Company from 1995 to 1997. Chairman of the Executive
Committee of the Board of Directors and a director of TRM Corporation since
1998. Chairman and Chief Executive Officer of Cohen Bros. & Company (a
securities brokerage firm) since 2001.
Mr. Cohen is a son of Edward E. Cohen and the brother of Jonathan Z. Cohen.             1997                     2003

Andrew M. Lubin, 55,  President,  Delaware  Financial Group, Inc. (a private
investment firm) since 1990.                                                            1994                     2004

P. Sherrill Neff, 50, Founding partner of Quaker Bio Ventures (a life sciences venture fund) since 2002. President and Chief Financial Officer of Neose
Technologies, Inc. (a publicly traded biotechnology firm) from 1994 to 2002.
Director of Neose Technologies, Inc. since 1994.                                        1998                     2004

Alan D. Schreiber, M.D., 60, Professor of Medicine since 1973 and Assistant Dean for Research and Research Training since 1990 at the University of Pennsylvania
School of Medicine. Chairman, Scientific Advisory Board, Inkine Pharmaceutical
Co., Inc. (a publicly traded biopharmaceutical company) since 1997. Founder and
Chief Scientific Officer of CorBec Pharmaceuticals, Inc. from 1993 to 1997.             1994                     2004

John S. White,  61, Chief Executive  Officer and President of DCC Securities
Corporation (a securities brokerage firm) since 1989.                                   1993                     2003

Non-Director Executive Officers

         David E. Bloom, 37, Senior Vice President of the Company since 2001. President of Resource Properties, Inc. (a wholly owned subsidiary of the Company) since 2001. Senior Vice President at Colony Capital, LLC (an international real estate opportunity fund) from 2000 to 2001. Director at Sonnenblick-Goldman Company (a real estate investment bank) from 1998 to 2000. Attorney at Willkie Farr & Gallagher (an international law firm) from 1996 to 1998.

         Jonathan Z. Cohen, 31, Executive Vice President of the Company since 2001. Senior Vice President of the Company from 1999 to 2001. Vice President of the Company from 1998 to 1999. Vice Chairman of the Managing Board of Atlas Pipeline Partners GP, LLC ("Atlas Pipeline") since its formation in 1999. Vice Chairman and a director of Atlas America, Inc. ("Atlas America") (a wholly owned subsidiary of the Company) since its acquisition in 1998. Trustee and Secretary of RAIT Investment Trust since 1997. Chairman of the Board of The Richardson Company (a sales consulting company) since 1999. Chief Executive Officer of Blue Guitar Films, Inc. (a New York based media company) from 1994 to 1997. Mr. Cohen is a son of Edward E. Cohen and the brother of D. Gideon Cohen.

         Steven J. Kessler, 58, Senior Vice President and Chief Financial Officer of the Company since 1997. Vice President-Finance and Acquisitions at Kravco Company (a national shopping center developer and operator) from 1994 until joining the Company.

         Freddie M. Kotek, 46, Senior Vice President of the Company since 1995. President of Resource Leasing, Inc. (a wholly owned subsidiary of the Company) since 1995. President of Resource Properties from 2000 to 2001. Executive Vice President of Resource Properties from 1993 to 2000.

         Nancy J. McGurk, 46, Vice President of the Company since 1992. Treasurer and Chief Accounting Officer of the Company since 1989.

         Michael L. Staines, 52, Senior Vice President of the Company since 1989. Director of the Company from 1989 to 2000 and Secretary of the Company from 1989 to 1998. President of Atlas Pipeline since 2001. Chief Operating Officer, Secretary and Managing Board Member of Atlas Pipeline since its formation in 1999.

         The Board of Directors appoints officers each year at its annual meeting following the annual stockholders meeting and from time to time as necessary.

Director Compensation

         Each non-employee director of the Company was paid a retainer of $1,000 per month during fiscal 2001. Each non-employee director who is a chairman of a committee of the Board of Directors was paid an additional retainer of $500 per month. Each non-employee director who is a member of a committee of the Board of Directors, but not its chairman, was paid $500 per meeting attended in person and $250 per meeting attended telephonically. A total of $105,500 was paid to seven non-employee directors during fiscal 2001.

         In addition, during fiscal 2001, one non-employee director of the Company, Mr. White, was paid $6,000 for his service as a director of the Company's subsidiary, Atlas America, and another non-employee director, Mr. Lubin, was paid $10,375 for his service as the Delaware registered agent for the Company and various subsidiaries of the Company.

         Each non-employee director of the Company is also eligible to participate in the Non-Employee Director Deferred Stock and Deferred Compensation Plan (the "Non-Employee Director Plan"), approved by the Company's stockholders on May 13, 1997. Under the Non-Employee Director Plan, non-employee directors ("Eligible Directors") are awarded Units representing the right to receive one share of Company common stock for each Unit awarded. As adjusted for stock splits, 3,000 Units were awarded to each Eligible Director upon becoming an Eligible Director, and an additional 3,000 Units are awarded to each Eligible Director on each anniversary of the date on which such person was first awarded Units under the Non-Employee Director Plan. Units do not vest until the fifth anniversary of their grant, except that Units will vest sooner upon a change in control of the Company or death or disability of an Eligible Director, provided the Eligible Director completed at least six months of service. Upon termination of service by an Eligible Director, the Company will issue shares of Company common stock equal to the number of vested Units held by the Eligible Director, but all unvested Units are forfeited. The Non-Employee Director Plan provides for the issuance of a maximum of 75,000 Units and terminates on April 30, 2002. All 75,000 units have been awarded to Eligible Directors as of the date of this proxy statement.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of all such reports.

         Based solely on its review of the reports received by it, or written representations from certain reporting persons that no filings were required for those persons, the Company believes that, during fiscal year 2001, its officers, directors and greater than ten percent shareholders complied with all applicable filing requirements, except that one report with respect to a grant of stock options was inadvertently filed late, due to an administrative error by the Company, for each of Messrs. E. Cohen, J. Cohen, Kessler, Kotek, Staines, and Ms. McGurk.

Compensation Committee Interlocks and Insider Participation

         The Compensation Committee of the Board of Directors consists of Messrs. Campbell, Neff and White. None of such persons is an employee, or former employee, of the Company. No executive officer of the Company is a director or executive officer of any entity of which any member of the Compensation Committee is a director or executive officer.

Information Concerning the Board of Directors and Certain Committees

         The Board of Directors held three meetings during fiscal 2001. Each of the directors attended all meetings of the Board and all meetings of the committees on which they served during fiscal 2001.

         Standing committees of the Board of Directors are the Audit Committee, Compensation Committee, Investment Committee, and Nominating Committee.

         The Audit Committee reviews the scope and effectiveness of audits by the independent accountants, selects and recommends to the Board of Directors the engagement of independent accountants, and reviews the adequacy of the Company's internal controls. The Committee held four meetings during fiscal 2001. Members of the Committee are Messrs. Lubin, Neff and Campbell.

         The Compensation Committee establishes and monitors compensation levels for officers of the Company, and administers the Company's 1997 and 1999 Key Employee Stock Option Plans. The Committee held three meetings during fiscal 2001. Members of the Committee are Messrs. Campbell, Neff, and White.

         The Investment Committee reviews all current management investment practices and evaluates and monitors all existing and proposed Company investments. The Committee held three meetings during fiscal 2001. Members of the Committee are Messrs. White, Lubin and Schreiber.

         The Nominating Committee recommends persons for nomination as directors of the Company. The Committee held one meeting during fiscal 2001. The Committee will consider nominees recommended by security holders for the 2003 annual meeting of stockholders if submitted in writing to the Secretary of the Company in accordance with the Company's Bylaws and rules promulgated by the Securities and Exchange Commission. See "Stockholder Proposals" for information concerning the times by which nominations must be made. Members of the Committee are Messrs. E. Cohen, D. Cohen and Schreiber.

Report of the Audit Committee

         The Audit Committee consists of three directors: Andrew M. Lubin, who serves as Chairman, Carlos C. Campbell and P. Sherrill Neff. This committee meets with the independent auditors to review the results of the annual audit and other related matters. Each member of the Audit Committee is "independent" as defined in Rule 4200(a)(15) of the listing standards of the National Association of Securities Dealers. The Company's Board of Directors has adopted a written charter for the Audit Committee, a copy of which was included as an exhibit to last year's proxy statement. The Audit Committee met four times during the fiscal year ended September 30, 2001.

         In connection with its function to oversee and monitor the financial reporting process of the Company, the Audit Committee has done the following:

          o Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2001 with the Company's management;

          o Discussed with the Company's independent auditors those matters which are required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU Sec.380); and

          o Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees) and has discussed with the independent auditors their independence.

         Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the fiscal year ended September 30, 2001.

Andrew M. Lubin, Chairman
Carlos C. Campbell
P. Sherrill Neff

Audit Fees

         The aggregate fees billed by the Company's independent auditors, Grant Thornton LLP, for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2001, for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for the fiscal year ended September 30, 2001 and for the audit of the Company's Investment Savings Plan for the plan year ended September 30, 2000 were $508,692.

Financial Information Systems Design and Implementation Fees

         Grant Thornton LLP billed no fees for professional services rendered to the Company for information technology services relating to financial information systems design and implementation for the fiscal year ended September 30, 2001.

All Other Fees

         The aggregate fees billed by Grant Thornton LLP for services rendered to the Company, other than services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended September 30, 2001 were $123,391.

Other Matters

         The Audit Committee has considered whether the provision of information technology services (no such services were provided during the fiscal year ended September 30, 2001) and other non-audit services is compatible with maintaining the independence of the Company's independent auditors.

Executive Officer Compensation

         The following tables set forth certain information concerning the compensation paid or accrued during each of the last three fiscal years by the Company and its subsidiaries to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers whose aggregate salary and bonus (including amounts of salary and bonus foregone to receive non-cash compensation) exceeded $100,000.

                           Summary Compensation Table

                                        Annual Compensation                    Long Term Compensation
                              ----------------------------------------    ----------------------------------
                                                                                 Awards             Payouts
                                                                          ----------------------  ----------
                                                                         Restricted  Securities                 All Other
                                                                           Stock     Underlying      LTIP        Compen-
Name and Principal Position   Year       Salary      Bonus(1)   Other     Awards(2)    Options    Payouts(3)     sation(4)
- ---------------------------   ----       ------      --------   -----     --------   -----------  ----------  ------------
Edward E. Cohen                2001      $600,000   $ 450,000     0              0       100,000       0       $1,601,659
  Chairman, Chief Executive    2000       600,000     450,000     0              0             0       0        2,537,516
  Officer & President          1999       578,654     600,000     0         $1,659       425,000       0          564,543

Jonathan Z. Cohen              2001       282,932     160,000     0              0        45,000       0            9,538
  Executive Vice President     2000       248,269     225,000     0              0       200,000       0            7,000
                               1999       185,769     100,000     0              0       180,000       0            5,119

Steven J. Kessler              2001       300,000     150,000     0              0        30,000       0            9,923
  Senior Vice President &      2000       300,000     150,000     0              0             0       0            7,038
  Chief Financial Officer      1999       285,769     150,000     0            208       100,000       0            8,543

Freddie M. Kotek               2001       200,000     125,000     0              0        30,000       0           10,500
  Senior Vice President        2000       200,000     175,000     0              0             0       0           10,500
                               1999       185,769     100,000     0          1,651        10,000       0            8,543

Michael L. Staines             2001       182,961      50,000     0              0         5,000       0          162,596
  Senior Vice President        2000       141,950      50,000     0              0             0       0                0
                               1999       142,281           0     0          1,547         5,000       0                0

- ---------
(1) Bonuses were paid in fiscal 2001 based upon performance in fiscal 2000, except that the amount paid to Mr. Kotek in fiscal 2001 also includes a special bonus for performance associated with the Company's syndication program in that year. Additionally, the amount paid to Mr. J. Cohen in fiscal 2000 also includes a special bonus for performance related to completing the initial public offering of Atlas Pipeline Partners in fiscal 2000; and the amount paid to Mr. Kotek in fiscal 2000 also includes a special bonus for performance related to the August 2000 sale of Fidelity Leasing, Inc.

(2) Reflects shares awarded under the Company's 1989 Employee Stock Ownership Plan, valued at the closing price of the Company's common stock at September 30, 1999. For purposes of this table, all shares are assumed to be fully vested. Messrs. E. Cohen and Staines were 100% vested as of September 30, 1997. Mr. Kotek was 100% vested as of September 30, 2000. Shares awarded to Mr. Kessler were 40% vested as of September 30, 2001. Mr. Kessler's shares will vest an additional 20% on each future September 30 until fully vested on September 30, 2004. At September 30, 2001, the number of restricted shares awarded and the value of such awarded restricted shares (in the aggregate, and valued at the closing market price of the Company's common stock on the dates of the respective grants) are: Mr. E. Cohen - 60,490 shares ($120,992); Mr. Kessler - 28 shares ($208); Mr.
     Kotek, 15,732 shares ($53,465); and Mr. Staines, 41,080 shares ($83,299).
     Cash dividends, as and when authorized by the Company's Board of Directors, have been and will continue to be paid to the Plan on the restricted shares.

(3) Except for the 1989 Employee Stock Ownership Plan, the stock option plans and the 401(k) Plan, reported elsewhere in this proxy statement, the Company does not have long-term incentive plans or pension or profit-sharing plans.

(4) All such amounts are matching payments made by the Company under the 401(k) Plan, except the amount set forth for Mr. Staines in 2001 represents payment of previously deferred compensation. Furthermore, the amounts set forth for Mr. E. Cohen in 2001, 2000 and 1999 include $926,800, $2,530,516 and $556,000, respectively, of accrued obligations under a Supplemental Employment Retirement Plan established by the Company in March 1997 in connection with the employment agreement between Mr. E. Cohen and the Company. Additionally, $693,333 of the amount set forth for Mr. E. Cohen in 2001 represents a gross-up payment for taxes in connection with the Supplemental Employment Retirement Plan. See "Employment Agreements."

Option Grants and Exercises in Last Fiscal Year and Year-End Option Values

         The following table provides additional information about the stock options shown in the "Securities Underlying Options" column of the preceding Summary Compensation Table, which were granted in fiscal 2001 to the named executive officers. The Company did not grant any stock appreciation rights to the named executive officers in fiscal 2001.

                        Option Grants in Fiscal Year 2001

                                                Percent of
                              Number of       Total Options                               Potential Realizable Value
                              Securities        Granted to      Exercise                        at Stock Price
                              Underlying       Employees in       Price      Expiration        Appreciation for
Name                       Options Granted(1)  Fiscal 2001      ($/Share)       Date            Option Term(2)
- ----                       ------------------  -----------      ---------    ----------   --------------------------
                                                                                              @5%             @10%
                                                                                          -----------      ---------
Edward E. Cohen                100,000             23.58%        $11.06        1/29/11      $695,746      $1,763,157
Jonathan Z. Cohen               45,000             10.61%        $11.06        1/29/11       313,086         793,421
Steven J. Kessler               30,000              7.08%        $11.06        1/29/11       208,724         528,947
Freddie M. Kotek                30,000              7.08%        $11.06        1/29/11       208,724         528,947
Michael L. Staines               5,000              1.18%        $11.06        1/29/11        34,787          88,158

- ------------
(1) All options listed in this table were granted on January 29, 2001, under the Company's 1999 Key Employee Stock Option Plan. These options vest 25% per year commencing on January 29, 2002. The exercise price for these options reflects the fair market value of the Company's common stock on the date of grant.

(2) These assumed rates of appreciation are provided in order to comply with requirements of the Securities and Exchange Commission, and do not represent the Company's estimate or projection as to the actual rate of appreciation of the Company's common stock. The actual value of the options will depend on the performance of the Company's common stock, which may be greater or less than the amounts shown.

         The following table sets forth the aggregated option exercises during fiscal 2001 and the number of unexercised options, and the value thereof on September 30, 2001, held by the executive officers listed in the above Summary Compensation Table. No stock appreciation rights were exercised or held by the named executive officers in fiscal 2001.

                 Aggregated Option Exercises In Last Fiscal Year
                        and Fiscal Year-End Option Values

                                                                                                          Value of
                                                                                  Number of              Unexercised
                                                                            Securities Underlying       In-the-Money
                                                                                 Unexercised             Options at
                                          Shares                              Options at FY-End             FY-End
                                         Acquired               Value            Exercisable/             Exercisable/
Name                                    On Exercise           Realized(1)       Unexercisable           Unexercisable(2)
- ----                                    -----------          ------------       -------------           ----------------
Edward E. Cohen                             109,952         $549,512           212,500/312,500         $96,961/96,961
Jonathan Z. Cohen                                 0                0           139,999/285,001         85,389/230,316
Steven J. Kessler                                 0                0            50,000/80,000           32,320/32,320
Freddie M. Kotek                                  0                0            34,495/35,000             183,185/0
Michael L. Staines                           36,068          388,184            50,702/7,500              345,117/0

- --------
(1) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at the date of exercise.

(2) Value is calculated by subtracting the total exercise price from the fair market value of the securities underlying the options at September 30, 2001.

Employment Agreements

         The Company has entered into an employment agreement with Edward E. Cohen, effective as of January 1, 1997, under which Mr. Cohen serves as the Chairman of the Board of Directors, Chief Executive Officer and President of the Company. The agreement requires Mr. Cohen to devote as much of his business time to the Company as is necessary to the fulfillment of his duties, although it permits him to have outside business interests. Under the agreement, Mr. Cohen will receive initial base compensation of $350,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Cohen's performance. Mr. Cohen is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

         The agreement has a term of five years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it shall have a then-current five year term. The agreement may be sooner terminated in the event of Mr. Cohen's disability extending for more than 240 days, death or retirement. Mr. Cohen also has the right to terminate the agreement upon a change in control or potential change in control of the Company, and for cause. Otherwise, Mr. Cohen may terminate the agreement upon 180 days' notice.

         The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Cohen's estate will receive an amount equal to (a) five times Average Compensation (payable over 36 months), plus (b) to the extent Mr. Cohen has not received 120 months of Supplemental Employment Retirement Plan ("SERP") benefits, the balance thereof; (ii) upon termination due to disability, Mr. Cohen will receive a monthly benefit equal to one-twelfth of the product of
(a) Average Compensation and (b) 75%, which will terminate upon the commencement of retirement benefits; (iii) upon termination by Mr. Cohen for cause, or upon a change in control or potential change in control, an amount equal to five times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months or until Mr. Cohen reaches age 70; and (iv) upon termination by Mr. Cohen without cause, an amount equal to 25% of the amount referred to in item (i), above. In the event that any amounts payable to Mr. Cohen pursuant to items (i) through (iv), above ("Total Benefits"), become subject to any excise tax imposed under Section 4999 of the Internal Revenue Code of 1986 (the "Code"), the Company is required to pay Mr. Cohen an additional sum such that the net amounts retained by Mr. Cohen, after payment of excise, income and withholding taxes, shall equal Total Benefits.

         As required by the agreement, the Company has established a SERP for Mr. Cohen's benefit which will pay to Mr. Cohen, upon retirement after he has reached Retirement Age (defined by the agreement as age 62), a monthly retirement benefit equal to 75% of his Average Compensation (defined as the average of the salary plus bonus received by Mr. Cohen in the three most highly compensated years during the previous nine years of employment), less any amounts payable under any other retirement plan of the Company in which Mr. Cohen participates. The Company has established two trusts to fund the SERP. The 1999 Trust, established in October 1999, holds 100,000 shares of common stock of The Bancorp.com, Inc. ("TBI"). The 2000 Trust, established in September 2000, holds 38,571 shares of convertible preferred stock of TBI and a loan to a limited partnership of which Edward Cohen and D. Gideon Cohen own the beneficial interests. This loan was acquired for its outstanding balance of $720,167 by the 2000 Trust in April 2001 from Charles Rennie Financial, Inc., a corporation of which Edward Cohen is Chairman and Jonathan Cohen is the President. The loan is secured by the partnership interests held by the limited partnership, which beneficially owns two residential apartment buildings. In addition, the 2000 Trust invested $1.0 million in Financial Securities Fund, an investment partnership which is managed by a corporation of which D. Gideon Cohen is the principal shareholder and a director. The fair value of the 1999 Trust is approximately $1.0 million at September 30, 2001. The fair value of the 2000 Trust is approximately $3.3 million at September 30, 2001 and is included in Other Assets on the Company's Consolidated Balance Sheets.

         For certain information regarding Mr. Cohen's compensation during each of the last three fiscal years, see "Executive Officer Compensation."

         In October 1999, the Company entered into an employment agreement with Steven J. Kessler, pursuant to which Mr. Kessler serves as the Senior Vice President and Chief Financial Officer of the Company. Under the agreement, Mr. Kessler receives initial base compensation of $300,000 per year, which may be increased by the Compensation Committee of the Board based upon its evaluation of Mr. Kessler's performance. Mr. Kessler is eligible to receive incentive bonuses and stock option grants in amounts to be determined by the Board and to participate in all employee benefit plans in effect during his period of employment.

         The agreement has a term of three years and, until notice to the contrary, the term is automatically extended so that, on any day on which the agreement is in effect, it has a then-current three year term. The agreement can be sooner terminated in the event of Mr. Kessler's disability extending for more than 240 days or death. Mr. Kessler also has the right to terminate the agreement upon a change in control of the Company, and for cause. Otherwise, Mr. Kessler can terminate the agreement upon 180 days' notice.

         The agreement provides the following termination benefits: (i) upon termination due to death, Mr. Kessler's estate will receive an amount equal to three times Average Compensation (payable over 36 months); (ii) upon termination due to disability, Mr. Kessler will receive a monthly benefit equal to one-twelfth of the product of (a) Average Compensation and (b) 75%; and (iii) upon termination by Mr. Kessler for cause, or upon a change in control, an amount equal to three times Average Compensation plus continuation of life, health, accident and disability insurance benefits for a period of 36 months. In the event that any amounts payable to Mr. Kessler pursuant to items (i) through
(iii), above ("Total Benefits"), became subject to any excise tax imposed under
Section 4999 of the Internal Revenue Code of 1986 (the "Code"), the Company is required to pay Mr. Kessler an additional sum such that the net amounts retained by Mr. Kessler, after payment of excise, income and withholding taxes, shall equal Total Benefits.

         The terms of the Company's employment agreement with Jonathan Z. Cohen as of October 1999 are substantially similar to the terms of the Company's employment agreement with Mr. Kessler described above, except as follows: Mr. J. Cohen serves as Executive Vice President of the Company; Mr. J. Cohen's initial base compensation is $200,000 per year; Mr. J. Cohen is expressly permitted to have outside business interests; and Mr. J. Cohen has the right to terminate the agreement upon a potential change in control of the Company.

Certain Relationships and Related Party Transactions

         In the ordinary course of its business operations, the Company has ongoing relationships with several related entities, primarily Brandywine Construction & Management, Inc. ("BCMI"), The Bancorp.com, Inc. ("TBI"), RAIT Investment Trust ("RAIT") and Ledgewood Law Firm, P.C. ("Ledgewood").

         Edward E. Cohen, the Company's Chairman, Chief Executive Officer and President, is the Chairman and a minority stockholder of BCMI, holding approximately 8% of BCMI's stock.

         Betsy Z. Cohen, Mr. Cohen's spouse, is the Chairman and Chief Executive Officer of RAIT, a real estate investment trust sponsored by the Company. At September 30, 2001, the Company owned approximately 11% of RAIT's common shares and has the right to designate one member of its Board of Trustees. Jonathan Z. Cohen, a son of Edward E. and Betsy Z. Cohen and the Executive Vice President of the Company, is the Company's designee as Trustee on RAIT's Board of Trustees and is RAIT's Secretary. Scott F. Schaeffer, a former Vice Chairman of the Company, who continues as a director of the Company, is RAIT's President and Chief Operating Officer.

         D. Gideon Cohen, a son of Edward E. and Betsy Z. Cohen and brother of Jonathan Z. Cohen, is a current director of the Company (and was its former President and Chief Operating Officer) and is the Chairman of TBI. Betsy Z. Cohen is the Chief Executive Officer of TBI. The Company owns 9.7% of both the common and preferred stock of TBI.

         Relationship with Brandywine Construction & Management, Inc. ("BCMI"). The properties underlying 24 of the Company's real estate loans and investments in real estate ventures are managed by BCMI. Adam Kauffman, who is the President of BCMI (or an entity affiliated with him), has also acted as the general partner, president or trustee of seven of the borrowers.

         In September 2001, the Company sold a wholly-owned subsidiary to BCMI for $4.0 million, recognizing a gain of $356,000. The subsidiary held a subordinate interest in loans which were secured by individual condominium units in a single building. Mr. Kauffman owns controlling interests or has a controlling management position in the borrowers on these loans. The $4.0 million consideration paid to the Company was comprised of $3.0 million in cash and a $1.0 million non-recourse note from BCMI, which bears interest at 8% per annum and is due in five years. TBI holds a mortgage on this property in the amount of $2.4 million.

         Relationship with RAIT. The Company has engaged in various transactions with RAIT since RAIT's formation. During fiscal 2001, the Company and RAIT engaged in the following transactions:

     o In March 2001, the Company sold a mortgage loan having a book value of $19.9 million to RAIT for $20.2 million, recognizing a gain of $335,000.

     o In March 2001, the Company consolidated its position in two loans in which it has held subordinated interests since 1998 and 1999, respectively, by purchasing from RAIT the related senior lien interests at face value for $13.0 million and $8.6 million, respectively.

     o In March 2001 and July 2001, the Company participated in secondary purchases in RAIT of 370,000 and 105,000 common shares, respectively, at a total cost of $6.4 million.

     o In June 2001, the Company sold a $1.6 million first mortgage loan having a book value of $1.1 million, resulting in a gain of $459,000. The loan was sold to an unrelated individual who obtained a mortgage from RAIT to purchase this loan.

Additionally, in July 1998, the Company sold a senior lien interest in a loan for $6.0 million to RAIT and recognized a gain of $2.1 million.

         Relationship with TBI. In July 2001, the Company acquired 70,400 shares of TBI's preferred stock for approximately $704,000 pursuant to a rights offering to TBI's stockholders. As of September 30, 2001, the Company had $12.7 million on deposit at TBI.

         Relationship with Law Firm. Until April 1996, the Chairman of the Company was of counsel to Ledgewood, which provides legal services to the Company. Ledgewood was paid $975,000 during fiscal 2001 for legal services rendered to the Company. The Chairman of the Company receives certain debt service payments from Ledgewood related to the termination of his affiliation with such firm and its redemption of his interest therein.

         Relationship with Retirement Trusts. Pursuant to Edward Cohen's employment contract, upon his retirement, he is entitled to receive payments from a Supplemental Employee Retirement Plan ("SERP"). See "Employment Agreements."

         Relationships with Certain Borrowers. The Company has from time to time purchased loans in which affiliates of the Company are affiliates of the borrowers.

         In July 2000, the Company split an investment in a loan with a balance of $5.8 million, including unpaid interest and penalties, into two distinct loans, one for $4.5 million and the other for $2.0 million. The Company sold the first loan to an unaffiliated third party for face value and exchanged the second loan for a similar loan to the general partner of the original borrower for face value. Mr. Schaeffer is the president and a director of such general partner.

         In March 2000, the property securing a loan held by the Company with a book value of $1.2 million at September 30, 2001, was purchased by a limited partnership of whose general partner Mr. Schaeffer is the president. Messrs. Schaeffer, Kauffman, Edward E. Cohen and D. Gideon Cohen are equal limited partners of the sole limited partner of the borrower.

         In September 1998, the Company acquired a defaulted loan in the original principal amount of $91.0 million. In September 30, 2001, the Company's receivable was $104.8 million and the book value of the loan was $38.5 million. In September 2000, in connection with a refinancing and to protect the Company's interest, a newly formed limited liability company assumed equity title of the property. Messrs. Schaeffer, Kauffman, Edward Cohen and D. Gideon Cohen are limited partners (24.75% each) in an entity which owns approximately 30% of the borrower. In addition, Mr. Schaeffer has a controlling administrative role with the borrower.

         In March 1998, the Company acquired a loan under a plan of reorganization in bankruptcy. The loan had a book value of $20.3 million at September 30, 2001. An order of the bankruptcy court required that legal title to the property underlying the loan be transferred on or before June 30, 1998. In order to comply with that order, to maintain control of the property and to protect the Company's interest, Evening Star Associates took title to the property in June 1998. A subsidiary of the Company serves as general partner of Evening Star Associates and holds a 1% interest; Messrs. Schaeffer, Edward E. Cohen and D. Gideon Cohen purchased a 94% limited partnership interest in Evening Star Associates for $200,000.

         In June 1997, the Company acquired for $2.9 million a loan with a face amount of $7.0 million. Subsequently a portion of this loan was resolved, and the Company received a payment of $640,000. Edward E. and Betsy Z. Cohen are limited partners (with a 2% interest) in the partnership.

         The Company holds a first mortgage lien on a hotel property owned by a corporation in which, on a fully diluted basis, Jonathan Z. Cohen and Edward E. Cohen would have a 19% interest. The corporation became the owner of the property through foreclosure of a subordinate loan.

         Relationships with Certain Lienholders. In May 2001, the Company sold 100% of the common stock in a wholly-owned subsidiary that owned subordinate interests in two loans to Messrs. Schaeffer, Kauffman, D. Gideon Cohen and Jonathan Z. Cohen for $2.2 million, recognizing a gain of $7,300.

         In fiscal 1999, the Company sold, at book value, an $875,000 senior lien interest in industrial development revenue bonds it had acquired in a prior year to a limited partnership in which Messrs Schaeffer and Edward E. Cohen beneficially own a 22.0% limited partnership interest.

         Management believes that any other real estate transactions and balances involving parties that may be considered to be related are not material.

Performance Graph

         The following graph compares the cumulative total stockholder return on the Company's common stock with the cumulative total return of two other stock market indices: the Nasdaq United States Composite (National Market System only) and the Nasdaq Financial.

                Comparison of Five Year Cumulative Total Return*











                                [GRAPH OMITTED]





                                         Fiscal Year Ended September 30
                           1996       1997       1998       1999      2000      2001
                          -----------------------------------------------------------
Nasdaq U.S. Composite     100.00     137.27     139.44     227.83    302.48    123.62
Nasdaq Financial          100.00     157.61     145.42     158.06    167.71    184.70
Resource America, Inc.    100.00     410.91     242.85     181.53    211.09    224.82

* Total return for each of the last five fiscal years ending September 30. Assumes $100 was invested on October 1, 1996 in the Company's common stock or in the indicated index and that cash dividends were reinvested as received.

Compensation Committee Report on Executive Compensation

         The Compensation Committee of the Board of Directors (the "Committee") is responsible for setting and administering compensation programs for the Company's executives, including the following:

         o setting policies with respect to compensation for executives;

         o setting pay levels for all named executive officers;

         o administering the Company's Key Employee Stock Option plans and making appropriate awards of options; and

         o monitoring and determining such other compensation matters as may be assigned to the Committee by the Board of Directors.

         The Committee is comprised of three non-employee directors: Messrs. Campbell, Neff and White.

         The Company's compensation philosophy and objectives are driven by the desire to:

         o compensate and reward executives for their contribution to the historical success of the Company; and

         o provide suitable compensation packages to attract, motivate and retain talented executives.

         The executive compensation program is designed to reward performance that is directly relevant to the Company's short-term and long-term success and goals and as such is structured in three components: base salary, annual bonuses, and long term incentives.

Base Salary

         Base salaries for executive officers are determined in part by pay practices in unaffiliated companies and the Committee's assessment of individual performance relative to responsibilities and objectives for each executive. Base salaries are not intended to compensate individuals for extraordinary performance or for above average Company performance.

Bonus Plan

         Executives are eligible to receive annual bonuses, which are generally based on the overall Company performance during the preceding year and the individual's contribution to that performance. The Company does not have a defined bonus pool; however, during the past six years the Company's practice has been to limit the pool to no more than ten percent (10%) of the reported net income of the Company for the preceding year. Allocation of the amount available for annual bonus payments is at the discretion of the Committee. No formula performance measures were utilized in establishing the amount of the bonus awards; however, the Committee considers individual contribution to the overall performance of the Company and performance relative to expectations.

Long Term Incentives

         General. Long term incentives are designed to focus executives on the long term goals and performance of the Company and to provide a reward directly tied to stockholder return: the performance of the Company's common stock. The particular plans are intended to encourage the participants to strive to achieve the long term success of the Company and to remain with the Company in order to fully benefit from the plans.

         Stock Options. Stock options are issued periodically to key employees at an exercise price of no less than the then current market price of the Company's common stock, have a life up to ten (10) years and vest to the executive at twenty-five percent (25%) of the amount awarded on each anniversary of their issuance. Allocation of available options is at the discretion of the Committee and is determined by potential contribution to, or impact upon, the overall performance of the Company by the executive.

         Employee Stock Ownership Plan. In 1989 the Company established the Resource America, Inc. Employee Stock Ownership Plan for the benefit of all qualified employees. All employees, including executive officers, are allocated shares from an available pool in proportion to their relative compensation. While the allocations from this plan are determined solely by a predetermined and required formula in accordance with ERISA, the intent was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the stockholder return.

         Savings Plan. The 401(k) Plan offers eligible employees the opportunity to make long-term investments on a regular basis through salary contributions, which are supplemented by matching Company contributions in the form of cash or Company common stock. During fiscal year 2001, the Company matched employee contributions 50% in cash or 100% in Company common stock. While participation in this plan is at the discretion of the qualified employee, the intent again was, and remains, to reward all employees, including executives, based on the long term success of the Company as measured by the return to stockholders.

Chief Executive Officer Compensation

         In evaluating the performance and setting the total compensation package for Edward E. Cohen the Committee meets without that individual present. In determining compensation for fiscal year 2001, which included bonus compensation paid in January 2001 for performance during the 2000 fiscal year, the Committee took particular note of the Company's continued expansion of its energy operations. The Committee noted the continued growth in the Company's energy revenues ($72.4 million in fiscal 2000 compared to $55.5 million in fiscal 1999), net present value (before income taxes) of the Company's owned oil and gas reserves ($140.8 million in fiscal 2000 compared to $75.2 million in fiscal 1999) and net present value (before income taxes) of the Company's managed oil and gas reserves ($377.7 million in fiscal 2000 compared to $212.2 million in fiscal 1999). The Committee noted that, while the Company's net income of $18.2 million for fiscal 2000 fell slightly below the Company's net income of 18.5 million in fiscal 1999, the Company had made a strategic decision in fiscal 1999 to structure lease and mortgage loan transactions in ways that do not qualify for "gain on sale" treatment, thereby reducing income for book purposes, although not affecting cash flow.

         The Committee also noted that Mr. Cohen's success in sharply expanding the Company's energy and energy finance operations laid the foundation and provided the impetus for the Company's successful initial public offering of Atlas Pipeline Partners, L.P. in January 2000. Additionally, the Committee credited Mr. Cohen for successfully timing and guiding the Company's sale of Fidelity Leasing, Inc. ("FLI"), the Company's wholly owned small ticket equipment leasing subsidiary, in August 2000 to subsidiaries of ABN AMRO Bank for $583.0 million, including the assumption of approximately $431 million in debt payable to third parties. The Committee recognized that the FLI sale significantly enhanced the Company's liquidity and capital resources by increasing the Company's cash and cash equivalents (to $117.1 million or 23% of total assets in fiscal 2000 compared to $32.5 million or 6% of total assets in fiscal 1999), which enabled the Company to repurchase approximately 5.5 million shares of its common stock in a dutch auction tender offer in October 2000 and an additional 793,000 shares in a private transaction. Mr. Cohen is employed pursuant to the agreement described in "Employment Agreements" contained elsewhere in the proxy statement of which this report is a part. Applying the considerations noted above, for fiscal year 2001 the Committee maintained Mr. Cohen's base salary at $600,000 (unchanged from fiscal 2000 and fiscal 1999) and awarded Mr. Cohen a bonus of $450,000 (unchanged from fiscal 2000 and a 25% reduction from fiscal 1999).

         This report has been provided by the Compensation Committee of the Board of Directors of Resource America, Inc.

Carlos C. Campbell, Chairman
P. Sherrill Neff
John S. White

              PROPOSAL 2. APPROVAL OF 2002 KEY EMPLOYEE OPTION PLAN

         The Board of Directors has approved the 2002 Key Employee Option Plan and recommends approval of the plan by the stockholders. The purpose of the 2002 Key Employee Option Plan is to afford an incentive to key managerial employees of the Company and its subsidiaries and to enable the Company to attract and retain such key employees as well as to reward services.

         The 2002 Key Employee Option Plan provides for the granting of two types of options: "incentive stock options" and "nonqualified stock options." The incentive stock options are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. In addition, concurrently or subsequent to the granting of any nonqualified or incentive stock options, an optionee may be awarded related stock appreciation rights, permitting the optionee to be paid the appreciation on the option, in cash or Common Stock, in lieu of exercising the option. The 2002 Key Employee Option Plan will be administered by the Compensation Committee of the Board of Directors, none of the members of which are eligible to participate in the plan.

         Under the 2002 Key Employee Option Plan, options to purchase a maximum of 750,000 shares of the Company's Common Stock may be issued to employees of the Company (including directors who are also employees) whose initiative and effort have contributed or may in the future contribute to the Company's success, as selected by the Compensation Committee. Option exercise prices must be 100% of the fair market value of the shares on the date of option grant and the option exercise period may not exceed ten years except that, with respect to incentive stock options awarded to employees holding 10% or more of the combined voting power of the Company, the option exercise price may not be less than 110% of the fair market value of the shares on the date of option grant and the exercise period may not exceed five years. Vesting of options granted under the plan is determined by the Compensation Committee. The Compensation Committee has the right, in its discretion, to permit an optionee to be paid the difference between the option exercise price and the fair market value of the option shares (defined as the closing price for the Company's Common Stock) on the date of option exercise (or, if no sales of the Company's Common Stock are reported on such date, the closing price on the last previous date for which a sale has been reported).

         Incentive option grants may, at the discretion of the Compensation Committee, terminate upon cessation of employment of a grantee (other than cessation due to death or disability, in which event options which were then exercisable on the date of death or disability may continue to be exercisable for a period of one year from the date thereof), or may continue to be exercisable for a period not in excess of three months from such date (subject to the earlier expiration of the option term). Options may be exercised only by the grantee or, in the case of death or disability, his estate, personal representative or designated beneficiary. The Compensation Committee also has the right to impose restrictions regarding time periods during which shares issued pursuant to options must be held.

         Non-qualified options and stock appreciation rights will have such terms and conditions, including exercise price, as may be approved by the Compensation Committee. The Company is required to deduct from amounts receivable by a grantee, upon exercise of either nonqualified options or stock appreciation rights, all applicable withholding or other taxes.

         The 2002 Key Employee Option Plan has a stated term of ten years and may be amended or terminated by the Board of Directors at any time, but no action of the Board of Directors, unless approved by the stockholders, may increase the maximum number of shares which may be issued under the plan (except as permitted by certain anti-dilution provisions), extend the maximum period during which any award may be granted or exercised or increase the benefits accruing to a grantee.

         All proceeds from the sale of shares pursuant to options granted under the 2002 Key Employee Option Plan will constitute general funds of the Company.

         All of the Company's employees, 228 persons as of September 30, 2001, are eligible to be granted options under the 2002 Key Employee Option Plan. As of January 24, 2002, the closing per share price of the Company's Common Stock was $9.07.

         There are generally no federal income tax consequences to the Company by reason of the grant or exercise of options under the 2002 Key Employee Option Plan, except that where the grantee recognizes ordinary income as a result of the exercise of an option, the Company will be entitled to a business expense deduction for its fiscal year that includes the last day of the grantee's fiscal year in which income is recognized (subject to the reasonableness of the amount of income to the employee as a result of the exercise, considered as a part of the employee's compensation). The amount of ordinary income will be, in the case of nonqualified options, the excess of the fair market value over the exercise price of shares as to which options are exercised. In the case of incentive stock options, the grantee will recognize ordinary income with respect to shares transferred prior to either two years from the date of option grant or one year from the date option stock is transferred to the grantee. The amount of ordinary income will be the lesser of (i) the excess of fair market value on the date of exercise over the exercise price or (ii) the grantee's actual gain, if any, on the purchase and sale.

         A copy of the 2002 Key Employee Option Plan is attached to this Proxy Statement as Exhibit A.

             PROPOSAL 3. APPROVAL OF 2002 NON-EMPLOYEE DIRECTOR PLAN

         The purpose of the 2002 Non-Employee Director Plan is to enable the Company to attract, retain and motivate qualified outside directors and to enhance the long-term mutuality of interest between directors and the Company's stockholders.

         Under the 2002 Non-Employee Director Plan, directors who are not also employees of the Company ("Eligible Directors") will be awarded Units representing the right to receive one share of the Company's Common Stock for each Unit awarded. As of the date of this Proxy Statement, seven directors are deemed to be Eligible Directors. The Units will be redeemed for the Company's Common Stock upon the termination of a director's service, subject to certain limitations discussed below.

         Each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the 2002 Non-Employee Director Plan will be awarded Units valued at $15,000, as measured by the closing price of the Company's Common Stock on the date of grant. In addition, on each anniversary of the date on which an Eligible Director is first awarded Units during the term of the 2002 Non-Employee Director Plan or was eligible to receive an award of Units under the Resource America, Inc. Non-Employee Director Deferred Stock and Deferred Compensation Plan which was effective on May 13, 1997 (the "1997 Director's Plan"), an Eligible Director serving as a Director on the Effective Date will be awarded Units valued at $15,000, as measured by the closing price of the Company's Common Stock on the date of grant. Any Eligible Director who was entitled to receive an award under the 1997 Director's Plan but did not because there were insufficient Units remaining in the 1997 Director's Plan, will be entitled to receive, on the Effective Date of the 2002 Non-Employee Director Plan, an amount of Units equal to the amount to which he was entitled but did not receive under the 1997 Director's Plan. Such Units amount to a total of 3,000 Units.

         In addition, each Eligible Director has the right to defer receipt of some portion or all of his director's fees and have them credited to a Stock Unit Account, with the number of Units received being equal to the amount so credited divided by the fair market value per share of the Company's Common Stock on the date such fees would otherwise have been paid. For these purposes, "fair market value" is defined as the closing price of the Company's Common Stock on such date. As of January 24, 2002, the closing per share price of the Company's Common Stock was $9.07.

         Units will not vest until the fifth anniversary of their grant, except that Units will vest sooner upon (i) a change in control of the Company or (ii) death or disability of an Eligible Director, provided the Eligible Director has completed at least six months of service. Upon termination of service by an Eligible Director, the Company is obligated to issue to the Eligible Director shares of the Company's Common Stock equal to the number of vested Units held by the Eligible Director. Unvested Units are forfeited. All distributions under the 2002 Non-Employee Director Plan must be in the Company's Common Stock, except that fractional Units will be paid in cash, based on the fair market value (as defined above) of the Company's Common Stock on the date shares are transferred to the Eligible Director.

         The 2002 Non-Employee Director Plan provides for the issuance of a maximum of 75,000 Units and terminates (except for grants of Units theretofore made) on April 24, 2012. No action by the Board of Directors, unless approved by the stockholders, may increase the number of Units which may be issued under the 2002 Non-Employee Director Plan (except as may be permitted by certain anti-dilution provisions), modify the vesting requirements or otherwise change the times at which, or the period within which shares may be delivered under the 2002 Non-Employee Director Plan.

         There are generally no federal income tax consequences to the Company by reason of grants under the 2002 Non-Employee Director Plan. At the time the Eligible Director receives a distribution of shares of the Company's Common Stock, the Eligible Director will recognize ordinary income equal to the fair market value of the shares, and the Company will be entitled to a business expense deduction for its fiscal year that includes the last day of the Eligible Director's taxable year in which the income is recognized (subject to the reasonableness of the amount of income to the Eligible Director as the result of exercise, considered as part of the Eligible Director's compensation).

         A copy of the 2002 Non-Employee Director Plan is attached to this proxy statement as Exhibit B.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors does not intend to present and has not been informed that any other person intends to present any other matters for action at the Meeting. However, if other matters do properly come before the Meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

         Except as hereinabove stated, all shares represented by valid proxies received will be voted in accordance with the provisions of the proxy.

         Upon the recommendation of the Audit Committee, approved by the Board of Directors, Grant Thornton LLP served as the Company's independent auditors during fiscal year 2001. The Company does not anticipate that a representative of Grant Thornton LLP will be present at the Meeting. The Board of Directors anticipates that Grant Thornton LLP will be re-appointed as the Company's independent auditors for fiscal year 2002 during a regular meeting of the Board of Directors.

                      ANNUAL REPORT AND REPORT ON FORM 10-K

         The Company's 2001 Annual Report to Stockholders including the financial statements and management's discussion and analysis of financial condition and results of operations for the year ended September 30, 2001, is being sent to stockholders of record as of March 1, 2002 with this proxy statement. Stockholders of record as of March 1, 2002, and beneficial owners of the Company's common stock on that date, may obtain from the Company, without charge, a copy of the Company's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, exclusive of the exhibits thereto, by a request therefor in writing. Such requests should be directed to the Company, at its Philadelphia address stated herein, and to the attention of the Secretary. Beneficial owners shall include in their written requests a good faith representation that they were beneficial owners of the Company's common stock on March 1, 2002.

                              STOCKHOLDER PROPOSALS

         Under rules promulgated by the Securities and Exchange Commission, holders of common stock who desire to submit proposals or nominations for the election of directors for inclusion in the proxy statement of the Company to be utilized in connection with the 2003 annual meeting of stockholders, subject to compliance with the eligibility standards specified in such rules, must submit such proposals or nominations to the Secretary of the Company no later than November 14, 2002.

         Also, under the Company's Bylaws, any stockholder who wishes to nominate candidates for election as directors or present a proposal at the Company's 2003 annual meeting of stockholders must deliver written notice to the Secretary of the Company no later than December 16, 2002. The notice must contain all of the information required by the Company's Bylaws, a copy of which is available upon request from the Secretary of the Company.

                                         By order of the Board of Directors,


                                         Michael S. Yecies, Secretary
                                         March 14, 2002

                                                                       EXHIBIT A

                             RESOURCE AMERICA, INC.
                       2002 KEY EMPLOYEE STOCK OPTION PLAN


         This is the 2002 Key Employee Stock Option Plan of Resource America, Inc., effective as of April 24, 2002.

SECTION 1. DEFINITIONS.

         As used in the Plan the following terms shall have the following assigned meanings.

               (a) Board of Directors. Board of Directors shall mean the Board of Directors of the Company.

               (b) Code. Code shall mean the Internal Revenue Code of 1986, as amended.

               (c) Company. Company shall mean Resource America, Inc., its successors and assigns and any corporation that (i) substitutes a new Option or Stock Appreciation Right for an old Option or Stock Appreciation Right granted under the Plan (ii) assumes an Option or Stock Appreciation Right under the Plan or (iii) becomes a parent or subsidiary of the Company by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation within the meaning of ss.424(a) of the Code.

               (d) Committee. Committee shall mean that subcommittee of the Board of Directors known as the Compensation Committee that is duly authorized by the Board of Directors to administer the Plan.

               (e) Disability. Disability shall mean "permanent and total disability" as defined inss.22(e)(3) of the Code

               (f) Eligible Employee. Eligible Employee shall mean an employee of the Company within the meaning ofss.3401(c) of the Code whose initiative and effort have contributed or may in the future contribute to the Company's success.

               (g) Fair Market Value. Fair Market Value shall mean the closing price for the Shares reported by the NASDAQ on a given day or, if there is no sale on such day, then the closing price on the last previous date on which a sale is reported.

               (h) Incentive Stock Option. Incentive Stock Option shall mean an Option granted under the Plan that qualifies underss.422 of the Code.

               (i) Nonqualified Stock Option. Nonqualified Stock Option shall mean any Option granted under the Plan that does not qualify as an Incentive Stock Option or that is specifically designated at the time it is granted as an Option that is not an Incentive Stock Option.

               (j) Option. Option shall mean either an Incentive Stock Option or a Nonqualified Stock Option granted under the Plan.

               (k) Option Agreement. Option Agreement shall mean any definitive written agreement between the Company and an Eligible Employee that complies with the Plan and that pertains to the grant of an Option and/or Stock Appreciation Right to an Eligible Employee under the Plan.

               (l) Option Price. Option Price shall mean the purchase price that an Optionee must pay to the Company to acquire Shares on the exercise of an Option.

               (m) Optionee. Optionee shall mean an Eligible Employee to whom an Option or Stock Appreciation Right is granted under the Plan.

               (n) Plan. Plan shall mean the 2002 Key Employee Stock Option Plan of the Company.

               (o) Securities Acts. Securities Acts shall mean the Securities and Exchange Act of 1933, as amended, and all applicable federal and state securities law, or any successors thereto.

               (p) Shares. Shares shall mean shares of the Company's common stock, $0.01 par value, and (i) any stock or securities of the Company into which such common stock is converted, (ii) any stock or securities of the Company that are distributed with respect to such common stock and (iii) the stock and securities of any other corporation into which such common stock is converted as a result of the Company's engaging in any transaction described in ss.424(a) of the Code.

               (q) Stock Appreciation Right. Stock Appreciation Right shall mean a right granted to an Optionee which upon the surrender of an Option, entitles the Optionee to receive payment from the Company in an amount equal to the excess of the aggregate Fair Market Value of Shares subject to such Option, determined at the time of such surrender, over the aggregate Option Price applicable to such Shares.

SECTION 2. PURPOSE OF THE PLAN.

         The purpose of the Plan is to advance the interests of the Company and its stockholders by providing a means through which Eligible Employees may be given an opportunity to benefit from both the purchase Shares under Options and the exercise of Stock Appreciation Rights so that the Company may retain and attract personnel upon whose judgment, initiative and efforts the successful conduct of the Company and its business largely depends.

SECTION 3. SHARES SUBJECT TO THE PLAN.

         Subject to the adjustments provided for in Subsection 7(g), the aggregate number of Shares for which Options or Stock Appreciation Rights may be granted under the Plan shall be 750,000; provided, however, that whatever number of Shares shall remain reserved for issuance under the Plan at the time of any stock split, stock dividend or other change in the Company's capitalization shall be appropriately and proportionately adjusted to reflect such stock dividend, stock split or change in capitalization. The maximum number of Shares for which Options or Stock Appreciation Rights may be granted to any single individual under the Plan shall be 250,000. Any Shares that are subject to the Plan shall be made available from the authorized but unissued or reacquired Shares of the Company. Any Shares for which an Option is granted hereunder that are released from any Option for any reason, other than the exercise of a Stock Appreciation Right granted under the Plan, shall become available for other Options granted under the Plan.

SECTION 4. ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Committee. The Committee shall consist of at least two members of the Board of Directors, none of whom shall be eligible to receive Options or Stock Appreciation Rights under the Plan. The Board of Directors, acting as a body, may from time to time remove members from, or add members to the Committee. The Committee shall elect one of its members as Chairman, and shall hold meetings at such times and in such places as it shall deem advisable. All actions of the Committee shall be taken by a majority vote of all of its members present at any properly convened meeting of the Committee. Any action of the Committee may be taken by written instrument signed by a majority of all of its members and any actions so taken shall be fully effective as if they had been taken by a majority vote of the members of the Committee at a duly convened meeting. The Committee may appoint a secretary to take minutes of its meetings and the Committee shall make such rules and regulations for the conduct of its business as it shall deem advisable.

         Subject to the provisions of the Plan, the Committee shall at its discretion:

               (a) Determine who among the Eligible Employees shall be granted Options and Stock Appreciation Rights and the number of Shares to be subject to such Option or Stock Appreciation Right;

               (b) Determine the time or times at which Options and Stock Appreciation Rights shall be granted;

               (c) Determine the Option Price of the Shares subject to each Option or Stock Appreciation Right;

               (d) Determine the time or times when each Option or Stock Appreciation Right shall become exercisable and the term of such Option or Stock Appreciation Right;

               (e) Grant cash bonuses that are conditioned upon an Optionee's exercise of Options granted under this Plan;

               (f) Authorize payment of the Option Price in cash, Shares or a combination of cash and Shares; and

               (g) Interpret the provisions of the Plan or any Option or Stock Appreciation Right granted under the Plan, including all attendant Option Agreements, and any such interpretation shall be final, conclusive and binding upon the Company and all Optionees.

SECTION 5. GRANTING OF OPTIONS.

         The Committee may from time to time designate who among the Eligible Employees are to be granted Options to purchase Shares under the Plan, the number of Shares that shall be subject to each Option and the type of Option. The Committee shall direct an appropriate officer of the Company to execute and deliver Option Agreements to such Eligible Employees reflecting the grant of Options.

SECTION 6. GRANT OF STOCK APPRECIATION RIGHTS.

         The Committee may from time to time designate who among the Eligible Employees are to be granted Stock Appreciation Rights under the Plan, the number of Shares to which such Stock Appreciation Rights shall be subject and the terms and conditions affecting such Stock Appreciation Right. The Committee shall direct an appropriate officer of the Company to execute and deliver Option Agreements to such Eligible Employees reflecting the grant of the Stock Appreciation Rights. The Committee may determine the form of the payment (i.e. Shares, cash or a combination of Shares and cash) to be received by such Eligible Employee upon the exercise of a Stock Appreciation Right. Shares that are the subject of any Option that is surrendered in connection with the exercise of a Stock Appreciation Right shall not be available for the grant of future Options under the Plan.

SECTION 7. TERMS AND CONDITIONS COMMON TO ALL OPTION AGREEMENTS.

         Each Option Agreement shall be evidenced by a written agreement executed by the Optionee and the Company in such form as the Committee shall from time to time approve. The Option Agreement shall contain such terms and conditions as the Committee shall deem appropriate, subject to the following:

                  (a) Optionee's Employment. The Option Agreement may provide that the Optionee agrees to remain an employee of, and render services to the Company for a specified period of time as condition to his exercise of his Option or Stock Appreciation Right. The Option Agreement shall not impose any obligation on the Company to retain the Optionee as an employee for any period or adversely affect the Optionee's "employment at will" status with the Company.

                  (b) Number of Shares. The Option Agreement shall, subject to Subsection 7(g), set forth the number of Shares that are subject to Options and/or Stock Appreciation Rights granted to the Optionee under the Plan.

                  (c) No Obligation to Exercise. The Option Agreement shall not obligate the Optionee to exercise any Option or Stock Appreciation Right.

                  (d) Term of Options and Stock Appreciation Rights. The Option Agreement shall establish the period during which each Option and Stock Appreciation Right is exercisable; provided, however, no Option Agreement shall provide for the exercise of any Option or Stock Appreciation Right after the expiration of the ten (10) year period immediately following the date upon which such Option or Stock Appreciation Right is granted.

                  (e) Exercise of Options and Stock Appreciation Rights. The Option Agreement shall provide for (and may limit or restrict) the date or dates upon which any Option or Stock Appreciation Right granted under the Plan may be exercised. The Option Agreement may provide for the exercise of Options and Stock Appreciation Rights in installments and upon such terms and conditions as the Committee may determined. The Option Agreement shall also provide that during a period of not less than twelve (12) months immediately following the date upon which an Optionee receives a "hardship withdrawal" from a retirement plan qualifying under ss.401(k) of the Code, that all rights of the Optionee to exercise Options granted under the Plan shall be suspended.

                  (f) Transferability of Options and Stock Appreciation Rights. The Option Agreement shall provide that during the lifetime of an Optionee, the Options and Stock Appreciation Rights granted to him under the Plan shall be exercisable only by him and shall not be assignable or transferable by him; provided, however, that the Option Agreement may provide for transferability or assignability of Options and Stock Appreciation Rights by will or under the applicable laws of dissent and distribution.

                  (g) Adjustments. The Option Agreement may contain such provisions as Committee considers appropriate to adjust the number of Shares subject to Options and Stock Appreciation Rights in the event of a stock dividend, stock split, reorganization, recapitalization, combination of shares, merger, consolidation or any other change in the corporate structure or Shares of the Company or any other similar transaction to which the Company is a party. If such adjustment is made, the number of Shares subject to the provisions of the Plan thereupon shall be adjusted correspondingly. In the event that an adjustment to the number of Shares subject to Options or Stock Appreciation Rights has been made pursuant to the preceding two sentences, the Committee shall make appropriate adjustments to the Option Price (per share) so that the Optionee's economic benefit from the exercise of the remaining Options or Stock Appreciation Rights shall be neither better nor worse than would have existed prior to such adjustments. The foregoing adjustments shall be made by the Committee as its members may determine, which determination shall be final, binding and conclusive on the Company and the Optionees. The grant of an Option or Stock Appreciation Right under the Plan shall not affect the right or power of the Company to make adjustments, classifications, reorganizations or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

SECTION 8. TERMS AND CONDITIONS COMMON TO OPTIONS.

         An Option Agreement that evidences the grant of an Option shall contain such terms and conditions as the Committee shall deem appropriate, subject to
Section 7 and the following:

                  (a) Payment of Option Price. The Option Agreement shall provide that the Option Price shall be payable in full upon the exercise of an Option and must be paid in cash, by check or by the surrender of Shares (if approved by the Committee); provided, however, that Shares may not be surrendered in payment of the Option Price if such surrender of Shares will adversely affect the continued qualification of any Incentive Stock Option (whether or not granted under the Plan). No stock certificate representing Shares shall be issued until full payment therefore has been received by the Company.

                  (b) Death or Disability of Optionee. The Option Agreement shall provide that if an Optionee should die or suffer a Disability while an employee of the Company or within a period of three (3) months immediately following the termination of his employment with the Company, his Option privileges shall cease; provided, however, that the Option Agreement may provide that the Option privileges that were immediately exercisable by the Optionee at the time of his death or Disability may be exercised by him or either his personal representative or designated beneficiary, as the case may be, during a period not exceeding (1) year following the date upon which the earlier of his Disability or death occurred, but in no event after the total term of the Option as set forth in the Option Agreement.

                  (c) Registration. The Option Agreement may provide for the issuance of Shares that are registered under the Securities Acts. The Plan shall not obligate the Company to issue Shares that are registered under the Securities Acts. The Option Agreement may provide that if the Shares are issued upon the exercise of an Option, and such Shares are not registered under the Securities Acts, that the Company may grant to the Optionee certain rights to cause such Shares to be so registered and to require the Optionee to deliver to the Company sufficient representations and investment letters as may be reasonably required by the Company in order to assure that the Company's issuance of Shares to such Optionee is either exempt from registration under the Securities Acts or does not constitute a violation of the Securities Acts which determination shall be made by counsel selected by the Committee.

SECTION 9. TERMS AND CONDITIONS OF INCENTIVE STOCK OPTIONS.

         Each Option Agreement that evidences the grant of an Incentive Stock Option shall contain such terms and conditions as the Committee shall deem appropriate, subject to Sections 7 and 8, and the following:

                  (a) Option Price. The Option Agreement shall, subject to Subsection 7(g), set forth the Option Price (per share) as determined by the Committee, which Option Price shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares on the date the Option is granted; provided, however, any Incentive Stock Option that is granted to Eligible Employee who, at the time such Incentive Stock Option is granted, is deemed for the purposes of ss.422 of the Code to own Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company, shall be granted at an Option Price of at least one hundred ten percent (110%) of the Fair Market value of such Shares.

                  (b) Term of Incentive Stock Options Granted to Ten Percent Shareholders. If an Incentive Stock Option is granted to an Eligible Employee who, at the time such Incentive Stock Option is granted, is deemed for the purposes of ss.422 of the Code to own Shares possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of a parent or subsidiary of the Company, then the term of such Incentive Stock Option shall be limited to five (5) years.

                  (c) Other Termination of Employment. The Option Agreement may provide that if an Optionee shall cease to be employed by the Company for any reason other than his death or Disability his Option privileges shall cease; provided, however, that the Option Agreement may provide that the Option privileges that were immediately exercisable by the Optionee on the date of his termination of employment with the Company may be exercised by him during a period not exceeding three (3) months following the date of such termination, but in no event after the total term of the Incentive Stock Option as set forth in the Option Agreement.

                  (d) Notice of Disqualifying Disposition. The Option Agreement may provide that if an Optionee shall sell or otherwise dispose of Shares that were acquired by him through the exercise of an Incentive Stock Option and such disposition occurs within two years of the date upon which the Incentive Stock Option was granted or within one year following the date the Shares were transferred to him upon the exercise of such Incentive Stock Option, such Optionee shall give written notice to the Company which notice shall contain each of the following items:

                      (i)   The number of Shares sold or otherwise disposed,

                      (ii)  The date or dates of such sale or disposition,

                      (iii) The selling price for each Share sold or disposed,
                            and

                      (iv) The Option Price applicable to each Share sold or disposed.

                  The written notice required by this Subsection 9(d) must be received by the Company within fifteen (15) days of any disqualifying disposition.

                  (e) $100,000 Per Year Limitation. The Option Agreement shall provide that aggregate Fair Market Value of Shares (determined as of the date such Incentive Stock Options were granted) with respect to which Incentive Stock Option are exercisable for the first time by any Optionee during any calendar year (under the Plan and all other incentive stock option plans sponsored by the Company) shall not exceed $100,000.

SECTION 10. TERMS AND CONDITIONS OF NONQUALIFIED STOCK OPTIONS.

         Each Option Agreement that evidences the grant of a Nonqualified Stock Option shall contain such terms and conditions as the Committee shall deem appropriate, subject to Sections 7 and 8, and the following:

                  (a) Designation as a Nonqualified Stock Option. The Option Agreement shall provide that under no circumstances shall the Nonqualified Stock Option be deemed to qualify as an Incentive Stock Option.

                  (b) No Interference with Incentive Stock Options. The Option Agreement shall contain no provisions that adversely affects the qualification of any Option that is intended to be an Incentive Stock Option under ss.422 of the Code.

                  (c) Withholding. The Option Agreement shall provide that there shall be deducted from each distribution of Shares receivable by Optionee on the exercise of a Nonqualified Stock Option, the amount of withholding or other taxes required to be withheld by any governmental authority. Such withholding may be accomplished by either (i) the Optionee's deposit of cash with the Company in an amount equal to the required withholding amount (the "Deposit Method") or (ii) the Optionee's surrender in the exercise of a Stock Appreciation Right, Options covering a sufficient number of Shares so that the distribution of cash upon the exercise of such Stock Appreciation Right will provide the Company with the required withholding amount (the "SAR Method"). The selection between the Deposit method and the SAR Method shall be made by the Optionee and such selection shall be contained in the Optionee's timely notice of exercise of his Nonqualified Stock Option. If the Optionee fails to properly select between the two withholding alternatives, the SAR Method shall be used.

                  (d) Option Price. The Option agreement shall, subject to Subsection 7(g), set forth the Option Price (per share) as determined by the Committee.

                  (e) Other Termination of Employment. The Option Agreement may provide that if an Optionee shall cease to be employed by the Company for any reason other than his death or Disability, his Option privileges shall cease; provided, however, that the Option Agreement may provide that the Option privileges that were immediately exercisable by the Optionee on the date of his termination of employment with the Company may be exercised by him during a period not exceeding one (1) year following the date of such termination, but in no event after the total term of the Option as set forth in the Option Agreement.

SECTION 11. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

         Each Option Agreement that evidences the grant of Stock Appreciation Rights shall contain such terms and conditions as the Committee shall deem appropriate, subject to Section 7 and the following:

                  (a) No Interference with Incentive Stock Options. The Option Agreement pursuant to which Stock Appreciation Rights are granted shall contain no provision that adversely affects the qualification of any Option intended to be an Incentive Stock Option under ss.422 of the Code. To that end, (i) any Stock Appreciation Right that is exercised in connection with the cancellation or surrender of an Incentive Stock Option may only be exercisable when the Fair Market Value of each Share that is the subject matter of the Incentive Stock Option exceeds the Option Price, (ii) the Stock Appreciation Right may be transferred only when the underlying Incentive Stock Option is otherwise transferable and (iii) the exercise of the Stock Appreciation Right must have the same economic and tax consequences to the Optionee as would arise as a result of the exercise of the Incentive Stock Option followed immediately by a sale of the acquired Shares.

                  (b) Withholding. The Option Agreement shall provide that there shall be deducted from any distribution resulting from the exercise of a Stock Appreciation Right that amount which equals the withholding or other taxes required to be withheld by any governmental authority.

SECTION 12. RIGHTS AS A SHAREHOLDER.

         An Optionee or a transferee of an Option shall have no rights as a shareholder of the Company with respect to any Shares that are subject to an Option until the issuance of the stock certificates representing such Shares.

SECTION 13. MODIFICATION, EXTENSION AND RENEWAL OF OPTIONS.

         Subject to the terms and conditions of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan or accept the surrender of outstanding Options and authorize the granting of new Options in substitution therefor. Shares that are the subject matter of lapsed Options, may be granted in Options to other Eligible Employees at any time during the term of this Plan. Notwithstanding the foregoing, no modification of an Option shall, without the consent of the Optionee, alter or impair the rights or obligations of any Optionee with respect to any Option granted under the Plan.

SECTION 14. INDEMNIFICATION OF COMMITTEE.

         In addition to such other rights of indemnification as they may have as members of the Board of Directors, members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys fees, actually and necessarily incurred by them in connection with the defense of any action, suit or other proceeding through which any of them may be a party as a result of any action or failure to act under or in connection with the Plan, any Option Agreement or any Option granted thereunder, and against all amounts paid in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid in satisfaction of a judgment in any such action, suit or other proceeding; provided, however, that no member of the Committee shall be indemnified for any such expenses or amounts relating to matters as to which it is determined in such action, suit or other proceeding that such member of the Committee is liable for gross negligence or wanton misconduct in the performance of his duties.

SECTION 15. AMENDMENT AND TERMINATION OF THE PLAN.

         The Company by action of the Board of Directors, reserves the right to amend, modify or terminate this Plan at any time or by action of the Board of Directors, and with the consent of the affected Optionee, amend, modify or terminate any outstanding Option Agreement, except that the Company may not, without further shareholder approval, increase the total number of Shares for which Options may be granted under the Plan (except for increases attributable to adjustments authorized in the Plan), change the employees or class of employees who are Eligible Employees or materially increase the benefits accruing to Optionees under the Plan. Moreover, no action may be taken by the Company (without the consent of the affected Optionee) that will impair the validity of any Option or Stock Appreciation Right then outstanding or that will prevent an Incentive Stock Option from continuing to qualify under ss.422 of the Code.

SECTION 16. EFFECTIVE DATE OF PLAN.

         This Plan shall be effective upon its adoption by the Board of Directors. The Plan shall be submitted to the stockholders of the Company for approval within twelve (12) months after its adoption by the Board of Directors and, if the Plan shall not be approved by the shareholders within such twelve month period, the Plan shall be void and of no effect. Any Options or Stock Appreciation Rights granted under the Plan prior to the date of approval by the stockholders shall be void if such shareholders' approval is not timely obtained.

SECTION 17. EXPIRATION OF PLAN.

         Options may be granted under this Plan at any time on or prior to the date that is ten (10) years immediately following the effective date of the Plan.

                                                                       EXHIBIT B

                             RESOURCE AMERICA, INC.
                    2002 NON-EMPLOYEE DIRECTOR DEFERRED STOCK
                         AND DEFERRED COMPENSATION PLAN


SECTION 1. ESTABLISHMENT OF PLAN; PURPOSE.

         The Plan is hereby established to permit Eligible Directors of the Company, in recognition of their contributions to the Company, to receive Shares in the manner described below. The Plan is intended to enable the Company to attract, retain and motivate qualified Directors and to enhance the long-term mutuality of interest between Directors and stockholders of the Company.

SECTION 2. DEFINITIONS.

         When used in this Plan, the following terms shall have the definitions set forth in this Section:

         "Affiliate" shall mean an entity at least a majority of the total voting power of the then-outstanding voting securities of which is held, directly or indirectly, by the Company and/or one or more other Affiliates.

         "Board of Directors" shall mean the Board of Directors of the Company.

         "Company" shall mean Resource America, Inc., its successors and assigns and any corporation that (i) substitutes a new Option or Stock Appreciation Right for an old Option or Stock Appreciation Right granted under the Plan (ii) assumes an Option or Stock Appreciation Right under the Plan or (iii) becomes a parent or subsidiary of the Company by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation within the meaning of ss.424(a) of the Code.

         "Compensation" shall mean the annual retainer fees earned by an Eligible Director for service as a Director, the annual retainer fee, if any, earned by an Eligible Director for service as a member of a committee of the Board of Directors; and any fees earned by an Eligible Director for attendance at meetings of the Board of Director and any of its committees.

         "Director" shall mean any member of the Board of Directors, whether or not such member is an Eligible Director.

         "Disability" shall mean an illness or injury that lasts at least six months, is expected to be permanent and renders as Director unable to carry out his/her duties.

         "Effective Date" shall mean the date, if any, on which the Plan is approved by the stockholders of the Company.

         "Eligible Director" shall mean a member of the Board of Directors who is not an employee of the Company.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         "Fair Market Value" shall mean the closing price for the Shares reported by the NASDAQ on a given day or, if there is no sale on such day, then the closing price on the last previous date on which a sale is reported.

         "Grant" shall mean a grant of Units under Section 5.

         "Shares" shall mean shares of Stock.

         "Stock" shall mean the Common Stock, $.01 par value, of the Company.

         "Stock Unit Account" shall mean, with respect to an Eligible Director who has elected to have deferred amounts deemed invested in Units, a bookkeeping account established to record such Eligible Director's interest under the Plan related to such Units.

         "Subsidiary" shall mean any entity of which the Company possesses directly or indirectly fifty percent (50%) or more of the total combined voting power of all classes of stock of such entity.

         "Unit" shall mean a contractual obligation of the Company to deliver a Share based on the Fair Market Value of a Share to an Eligible Director or the beneficiary or estate of such Eligible Director as provided herein.

         "Year of Service as a Director" shall mean a period of 12 months of service as a Director, measured from the effective date of a Grant.

SECTION 3. ADMINISTRATION.

         The Plan shall be administered such that awards under the Plan shall be deemed to be exempt under Rule 16b-3 of the Securities and Exchange Commission under the Exchange Act ("Rule 16b-3"), as such Rule is in effect on the Effective Date of the Plan and as it may be subsequently amended from time to time.

SECTION 4. SHARES AUTHORIZED FOR ISSUANCE.

         4.1. Maximum Number of Shares. The aggregate number of Shares with respect to which Grants may be made to Eligible Directors under the Plan shall not exceed 75,000 Shares, and shall not exceed 15,000 with respect to any one Eligible Director, subject to adjustment as provided in Section 4.2 below. If any Unit is forfeited without a distribution of Shares, the Shares otherwise subject to such Unit shall again be available for Grants hereunder.

         4.2. Adjustment for Corporate Transactions. In the event that any stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Stock at a price substantially below Fair Market Value, or other similar event affects the Stock such that an adjustment is required to preserve, or to prevent enlargement of, the benefits or potential benefits made available under the Plan, then the Board of Directors shall adjust the number and kind of shares which thereafter may be awarded under the Plan and the number of Units that have been, or may be, granted under the Plan.

SECTION 5. UNIT GRANTS.

         5.1. Unit Awards. Each Eligible Director who is first elected or appointed to the Board of Directors on or after the Effective Date of the Plan shall be awarded Units valued at $15,000.00, as measured by the closing price of Shares on the Grant date, on the date of first election or appointment. In addition, on each anniversary of the date on which an Eligible Director is first awarded Units during the term of the Plan or was eligible to receive an award of Units under THE RESOURCE AMERICA, INC. NON-EMPLOYEE DIRECTOR DEFERRED STOCK AND DEFERRED COMPENSATION PLAN, which was effective on May 13, 1997 (the "1997 Director's Plan"), an Eligible Director serving as a Director on the Effective Date shall be awarded Units valued at $15,000.00. Any Eligible Director who was entitled to receive an award under the 1997 Director's Plan but did not because there were insufficient Units remaining in the 1997 Director's Plan, shall be entitled to receive, on the Effective Date of the Plan, an amount of Units equal to the amount to which he was entitled but did not receive under the 1997 Director's Plan. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

         5.2. Delivery of Shares. Subject to satisfaction of the applicable vesting requirements set forth in Section 6 and except as otherwise provided in
Section 7, all Shares that are subject to any Units shall be delivered to an Eligible Director and transferred on the books of the Company on the date which is the first business day of the month immediately following the termination of such Eligible Director's service as a Director. Any fractional Shares to be delivered in respect of Units shall be settled in cash based upon the Fair Market Value on the date any whole Shares are transferred on the books of the Company to the Eligible Director or the Eligible Director's beneficiary. Upon the delivery of a Share (or cash with respect to a fractional Share) pursuant to the Plan, the corresponding Unit (or fraction thereof) shall be cancelled and be of no further force or effect.

         5.3. Nontransferability. Units may not be assigned or transferred, in whole or in part, either directly or by operation of law (except in the event of an Eligible Director's death by will or applicable laws of descent and distribution), including, but not by way of limitation, by execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Eligible Director in the Plan shall be subject to any obligation or liability of such Eligible Director.

SECTION 6. VESTING.

         6.1. Service Requirements. Except as otherwise provided in this Section 6 or Section 7, an Eligible Director shall vest in his or her Units on the fifth anniversary of the Grant of those Units. If an Eligible Director terminates service prior to the completion of five Years of Service as a Director from the date of a Grant of Units, all of the Units granted within five years of such date shall be immediately forfeited, and the number of Shares to be delivered to such Eligible Director shall equal the number of Units that were granted five years or more before the termination. Notwithstanding the foregoing, and except as provided in Section 6.2, if the Eligible Director terminates service by reason of his/her death or Disability prior to the completion of the period of service required to be performed to fully vest in any Grant, all Shares that are the subject of such Grant shall be delivered to such Eligible Director (or the Eligible Director's beneficiary or estate).

         6.2. Six Months' Minimum Service. If an Eligible Director has completed less than six consecutive months of service as a Director, all Units held by such Eligible Director shall be immediately forfeited. If an Eligible Director has completed less than six consecutive months of service from any date on which any annual Grant of Units is made, all Units held by such Eligible Director that relate to such annual Grant shall be immediately forfeited.

         6.3. Distribution on Death. Except as provided in Section 6.2, in the event of the death of an Eligible Director, the Shares corresponding to such Units shall be delivered to the beneficiary designated by the Eligible Director on a form provided by the Company, or, in the absence of such designation, to the Eligible Director's estate.

SECTION 7. CHANGE IN CONTROL.

         7.1. Immediate Vesting. Upon the occurrence of a Change in Control, each Eligible Director's right and interest in Units which have not previously vested under Section 6 shall become vested and nonforfeitable regardless of the period of the Eligible Director's service since the date such Units were granted.

         7.2. Definition. "Change in Control" shall mean the occurrence of any of the following events:

                  (i) When any "person" as defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and as used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) of the Exchange Act but excluding the Company and any Subsidiary thereof and any employee benefit plan sponsored or maintained by the Company or any Subsidiary (including any trustee of such plan acting as trustee), directly or indirectly, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act, as amended from time to time), of securities of the Company representing 20 percent or more of the combined voting power of the Company's then outstanding securities;

                  (ii) When, during any period of 24 consecutive months the individuals who, at the beginning of such period, constitute the Board (the "Incumbent Directors") cease for any reason other than death to constitute at least a majority thereof, provided that a Director who was not a Director at the beginning of such 24-month period shall be deemed to have satisfied such 24-month requirement (and be an Incumbent Director) if such Director was selected by, or on the recommendation of or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were directors at the beginning of such 24-month period) or by prior operation of this Paragraph (ii); or

                  (iii) The occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a Subsidiary through purchase of assets, or by merger, or otherwise.

SECTION 8. DEFERRED COMPENSATION PROGRAM.

         8.1. Election to Defer. On or before December 31 of any calendar year, an Eligible Director may elect to defer receipt of all or any part of any Compensation payable in respect of the calendar year following the year in which such election is made, and to have such amounts credited, in whole or in part, to a Stock Unit Account. Any person who shall become an Eligible Director during any calendar year may elect, not later than the 30th day after his or her term as a Director begins, to defer payment of all or any part of his or her Compensation payable for the portion of such calendar year following such election.

         8.2. Method of Election. A deferral election shall be made by written notice filed with the Corporate Secretary of the Company. Such election shall continue in effect (including with respect to Compensation payable for subsequent calendar years) unless and until the Eligible Director revokes or modifies such election by written notice filed with the Corporate Secretary of the Company. Any such revocation or modification of a deferral election shall become effective as of the end of the calendar year in which such notice is given and only with respect to Compensation payable for services rendered thereafter; provided, however, that it shall in no event become effective if the modification would cause liability under Section 16(b) of the Exchange Act. Amounts credited to the Eligible Director's Stock Unit Account prior to the effective date of any such revocation or modification of a deferral election shall not be affected by such revocation or modification and shall be distributed only in accordance with the otherwise applicable terms of the Plan. An Eligible Director who has revoked an election to participate in the Plan may file a new election to defer Compensation payable for services to be rendered in the calendar year following the year in which such election is filed.

         8.3. Stock Unit Account. Any Compensation allocated to the Stock Unit Account shall be deemed to be invested in a number of Units equal to the quotient of (i) such Compensation divided by (ii) the Fair Market Value on the date the Fees then being allocated to the Stock Unit Account would otherwise have been paid. Fractional Units shall be credited, but shall be rounded to the nearest hundredth percentile, with amounts equal to or greater than .005 rounded up and amounts less than .005 rounded down. In the case of any dividend declared on Shares which is payable in Shares, the Eligible Director's Stock Unit Account shall be increased by the number of Units equal to the product of (i) the number of Units credited to the eligible Director's Stock Unit Account on the related dividend record date, and (ii) the number of Shares (including any fraction thereof) distributable as a dividend on a Share. In the event of any stock split, stock dividend, recapitalization, reorganization or other corporate transaction affecting the capital structure of the Company, the Board of Directors shall make such adjustments to the number of Units credited to each Eligible Director's Stock Unit Account as the Board of Directors shall deem necessary or appropriate to prevent the dilution or enlargement of such Eligible Director's rights.

         8.4. Timing and Form of Distributions. Any distribution to be made hereunder following the termination of an Eligible Director's service as a Director shall be made in Shares.

SECTION 9. UNFUNDED STATUS.

         The Company shall be under no obligation to establish a fund or reserve in order to pay the benefits under the Plan. A Unit represents a contractual obligation of the Company to deliver Shares to a Director as provided herein. The Company has not segregated or earmarked any Shares or any of the Company's assets for the benefit of a Director or his/her beneficiary or estate, and the Plan does not, and shall not be construed to, require the Company to do so. The Director and his/her beneficiary or estate shall have only an unsecured, contractual right against the Company with respect to any Units granted or amounts credited to a Director's Accounts hereunder, and such right shall not be deemed superior to the right of any other creditor. Units shall not be deemed to constitute options or rights to purchase Stock.

SECTION 10. AMENDMENT AND TERMINATION.

         The Plan may be amended at any time by the Board of Directors, provided that, except as provided in Section 4.2, the Board of Directors may not, without approval of the shareholders of the Company: (i) modify the number of Shares with respect to which Units may be awarded under the Plan; (ii) modify the vesting requirements established under Section 6 or Section 7; or (iii) otherwise change the times at which, or the period within which, Shares may be delivered under the Plan. The Plan shall terminate ten (10) years after the Effective Date, on April 24, 2012, except with respect to previously awarded Grants and amounts credited to the Accounts of Directors. Notwithstanding the foregoing, no termination of the Plan shall materially and adversely affect any rights of any Director under any Grant made pursuant to the Plan.

SECTION 11. GENERAL PROVISIONS.

         11.1. No Right to Serve as a Director. This Plan shall not impose any obligations on the Company to retain any Eligible Director as a Director nor shall it impose any obligation on the part of any Eligible Director to remain as a Director of the Company.

         11.2. Construction of the Plan. The validity, construction, interpretation, administration and effect of the Plan, and the rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

         11.3. No Right to Particular Assets. Nothing contained in this Plan and no action taken pursuant to this Plan shall create or be construed to create a trust or any kind or any fiduciary relationship between the Company and any Eligible Director, the executor, administrator or other personal representative or designated beneficiary of such Eligible Director, or any other persons. Any reserves that may be established by the Company in connection with Units granted under this Plan shall continue to be treated as the assets of the Company for federal income tax purposes and remain subject to the claims of the Company's creditors. To the extent that any Eligible Director or the executor, administrator, or other personal representative of such Eligible Director, acquires a right to receive any payment from the Company pursuant to this Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.

         11.4. Listing of Shares and Related Matters. If at any time the Board of Directors shall determine in it discretion that the listing, registration or qualification of the Shares covered by this Plan upon any national securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the delivery of Shares under this Plan, no Shares will be delivered unless and until such listing, registration, qualification, consent or approval shall have been effected or obtained, or otherwise provided for, free of any conditions not acceptable to the Board of Directors.

         11.5. Severability of Provisions. If any provision of this Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and this Plan shall be construed and enforced as if such provision has not been included.

         11.6. Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receipting therefor shall be deemed paid when paid to such person's guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge any liability or obligation of the Board of Directors, the Company and all other parties with respect thereto.

         11.7. Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of this Plan, and shall not be employed in the construction of this Plan.

                             RESOURCE AMERICA, INC.

                                      PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                     OF DIRECTORS OF RESOURCE AMERICA, INC.


         The undersigned hereby constitutes and appoints Jonathan Z. Cohen and Steven J. Kessler, or either of them, as and for his proxies, each with the power to appoint such proxy's substitute, and hereby authorizes them, or either of them, to vote all of the shares of common stock of Resource America, Inc. held of record by the undersigned on March 1, 2002, at the Annual Meeting of Stockholders of Resource America, Inc. to be held Wednesday, April 24, 2002 and at any and all adjournments thereof as follows:

                                                              I plan to attend
                                                                 the meeting
                                                                     +-+
                                                                     +-+
         1. ELECTION OF DIRECTORS.

         The nominees for election are Carlos C. Campbell, Edward E. Cohen and Scott F. Schaeffer.

FOR all nominees           Withhold Authority        To withhold
listed above               to vote for all           authority to vote
(except as marked          nominees listed           for any individual
to the contrary at         above                     nominee, write
the right)                                           that nominee's
                                                     name in the space
                                                     provided below.


    +-+                          +-+
    +-+                          +-+                 _________________________













         2. PROPOSAL TO ADOPT THE 2002 KEY EMPLOYEE STOCK OPTION PLAN.


+-+                             +-+                      +-+
+-+  FOR                        +-+  AGAINST             +-+  ABSTAIN


         3. PROPOSAL TO ADOPT THE 2002 NON-EMPLOYEE DIRECTOR DEFERRED STOCK AND DEFERRED COMPENSATION PLAN.


+-+                             +-+                      +-+
+-+  FOR                        +-+  AGAINST             +-+  ABSTAIN


         4. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.


+-+                             +-+                      +-+
+-+  FOR                        +-+  AGAINST             +-+  ABSTAIN


         This proxy, when properly executed, will be voted in the manner specified above by the named proxies. If no direction is made, this proxy will be voted FOR all nominees listed, FOR the proposal to adopt the 2002 Key Employee Stock Option Plan and FOR the proposal to adopt the 2002 Non-Employee Director Deferred Stock and Deferred Compensation Plan. Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


Dated:                  , 2002
      ------------------


- -------------------------
Signature of stockholder


- -------------------------
Signature if held jointly


PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.